UNITED STATES OF AMERICA

State of Louisiana

UNION JUSTICE AND CONFIDENCE

Nancy Landry

SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that

a copy of the Articles of Organization and Initial Report of

UPSTREAM LIFE SECURITIES FUND I, LLC

Domiciled at LAFAYETTE, LOUISIANA,

Was filed and recorded in this Office on September 30, 2025,

And all fees having been paid as required by law, the limited liability company is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. Title 12, Chapter 22.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

September 30, 2025

STATE OF LOUISIANA · UNION · JUSTICE · CONFIDENCE · SECRETARY OF STATE

Nancy Landry

Secretary of State

WEB 46679436K

Certificate ID: 12096072#NVM73

To validate this certificate, visit the following web site, go to Business Services, Search for Louisiana Business Filings, Validate a Certificate, then follow the instructions displayed.
www.sos.la.gov

Nancy Landry
SECRETARY OF STATE

State of Louisiana
Secretary of State

COMMERCIAL DIVISION
225.925.4704

Administrative Services
225.932.5317 Fax
Corporations
225.932.5314 Fax
Uniform Commercial Code
225.932.5318 Fax

September 30, 2025

The attached document of UPSTREAM LIFE SECURITIES FUND I, LLC was received and filed on September 30, 2025.

WEB 46679436K

Mailing Address: P. O. Box 94125, Baton Rouge, LA 70804-9125
Office Location: 8585 Archives Ave., Baton Rouge, LA 70809
Web Site Address: www.sos.la.gov

STATE OF LOUISIANA

ARTICLES OF ORGANIZATION

(R.S. 12:1301)

1. The name of this limited liability company is:
UPSTREAM LIFE SECURITIES FUND I, LLC

2. This company is formed for the purpose of:
PROVIDE FINANCIAL PRODUCTS

3. The duration of this limited liability company is: (may be perpetual):
PERPETUAL

4. The company is:
MANAGER-MANAGED

Other provisions:

The filing of a false public record, with the knowledge of its falsity, is a crime, subjecting the filer to fine or imprisonment or both under R.S. 14:133.

BY TYPING MY NAME BELOW, I HEREBY CERTIFY THAT I AM THE ORGANIZER.
ELECTRONIC SIGNATURE: ROBIN JONES (9/26/2025)
TITLE: ORGANIZER

LIMITED LIABILITY COMPANY INITIAL REPORT

(R.S. 12:1305 (E))

The name of this limited liability company is:
UPSTREAM LIFE SECURITIES FUND I, LLC

The location and municipal address (not a P.O. Box only) of this limited liability company's registered office:
201 RUE BEAUREGARD STE 202
LAFAYETTE, LA, 70508

Mailing Address:
201 RUE BEAUREGARD STE 202
LAFAYETTE, LA, 70508

The full name and municipal address (not a P.O. Box only) of each of this limited liability company's registered agent(s) is/are:
REGISTERED AGENTS INC
201 RUE BEAUREGARD, STE. 202
LAFAYETTE, LA, 70508

The name and municipal address (not a P.O. Box only) of the managers or members:
UPSTREAM LIFE SECURITIES COMPANY (MANAGER)
201 RUE BEAUREGARD STE 202
LAFAYETTE, LA, 70508

The filing of a false public record, with the knowledge of its falsity, is a crime, subjecting the filer to fine or imprisonment or both under R.S. 14:133.

BY TYPING MY NAME BELOW, I HEREBY CERTIFY THAT I AM THE ORGANIZER.
ELECTRONIC SIGNATURE: ROBIN JONES (9/26/2025)
TITLE: ORGANIZER

SECRETARY OF STATE

Agent Affidavit and Acknowledgement of Acceptance

Charter Number: 46679436K

Charter Name: UPSTREAM LIFE SECURITIES FUND I, LLC

The agent / agents listed below accept the appointment of registered agent for and on behalf of the Charter Name above.

Date Responded	Agent(s)	Agent(s) Electronic Signature
09/30/2025	REGISTERED AGENTS INC	DAVID ROBERTS